EXECUTIVE EMPLOYMENT AGREEMENT THIS EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”), dated as of 3/5/2026 (the “Effective Date”), is entered into by and between, Trulieve Cannabis Corp. (the “Company”), and Brett Walsh (the “Executive”). (The Company and the Executive are sometimes individually referred to herein as a “Party” and collectively as the “Parties”). WHEREAS, the Company desires to employ the Executive and the Executive desires to accept employment with the Company, subject to the terms and conditions of this Agreement. NOW, THEREFORE, in consideration of the foregoing recitals, which are made a part hereof, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows: 1. Employment Term. Unless terminated earlier in accordance with Section 4 of this Agreement, the Executive’s employment with the Company pursuant to this Agreement shall be for an initial term of three (3) years commencing on the Effective Date and ending on the third anniversary of the Effective Date (the “Initial Term”). Thereafter, this Agreement shall be automatically renewed for successive one-year terms commencing on the applicable anniversary of the Effective Date (each such successive year being a “Renewal Term,” and, together with the Initial Term, or such lesser period in the event of termination of the Executive’s employment prior to the expiration of the Initial Term or a Renewal Term in accordance with Section 4 of this Agreement, the “Employment Term”), unless either Party gives written notice to the other Party not less than ninety (90) days prior to the end of the Initial Term or a Renewal Term, as the case may be, of such Party’s election not to renew this Agreement (“Notice of Non-Renewal”). 2. Position and Duties; Exclusive Employment; Principal Location; No Conflicts. (a) Position and Duties. During the Employment Term, the Executive shall serve as Executive Corporate Controller and Chief Accounting Officer. The Executive, in carrying out his/her duties under this Agreement, shall report solely and directly to the Jan Reese, Chief Financial Officer. The Executive shall have such duties, authority, and responsibility, commensurate with the Executive’s position, as shall be assigned and determined from time to time by the Company, including serving as a director or officer of current and any future parent, subsidiaries, and affiliates, (the Company and its current and any future parent, subsidiaries, and affiliates are collectively referred to herein as the “Company Group”), without additional compensation or benefits other than as set forth in this Agreement. Upon termination of the Employment Term for any reason Executive will resign from any position then held with the Company Group. The Executive’s reporting structure may be modified as needed by the Company to carry out the mission and business purposes of the Company. (b) Exclusive Employment. The Executive agrees to devote substantially all of the Executive’s business time and attention to the performance of the Executive’s duties hereunder and in furtherance of the business of the Company Group. The Executive shall (i) perform the Executive’s duties and responsibilities hereunder honestly, in good faith, to the best of the Executive’s abilities, in a diligent manner, and in accordance with the Company Group’s policies and applicable law, provided that if this Agreement conflicts with such policies, this Agreement

2 will control, (ii) use the Executive’s reasonable best efforts to promote the success of the Company Group, and (iii) not be or become an officer, director, manager, employee, advisor, or consultant of any business other than that of the Company Group, unless the Executive receives advance written approval from the Chief Legal Officer. Notwithstanding the foregoing, the Executive may manage the Executive’s personal investments and, on a non-compensated basis and with prior notice to the Chief Legal Officer, engage in civic and not-for-profit activities, as long as such activities do not materially interfere with the Executive’s performance of the Executive’s duties to the Company Group or the commitments made by the Executive in this Section 2(b). (c) Principal Location; Travel. During the Employment Term, the Executive shall perform the duties and responsibilities required by this Agreement at such location as agreed upon by the Executive and the CFO, and will be required to travel to other locations, including internationally, as may be necessary to fulfill the Executive’s duties and responsibilities hereunder. (d) No Conflict. The Executive represents and warrants to the Company that the Executive has the capacity to enter into this Agreement, and that the execution, delivery, and performance of this Agreement by the Executive will not violate any agreement, undertaking, or covenant to which the Executive is a party or is otherwise bound, including any obligations with respect to non-competition, non-solicitation, or non-disclosure of proprietary or confidential information of any other person or entity. 3. Compensation; Benefits. (a) Base Salary. During the Employment Term, the Company shall pay to the Executive an annualized base salary in the gross amount of $245,000 (the “Base Salary”), which shall be payable in regular installments in accordance with the Company’s customary payroll practices and procedures, but in no event less frequently than monthly, and prorated for any partial year worked. (b) Incentive Compensation. (i) Annual Bonus. (A) Amount. During the Employment Term, the Executive shall be eligible to receive an annual target performance-based bonus opportunity. This bonus opportunity shall be equal to twenty percent (20%) of base salary for fiscal year 2025; beginning in fiscal year 2026, the bonus opportunity shall be equal to thirty-five percent (35%) of base salary. Two-thirds of such an annual target performance-based bonus opportunity shall be payable subject to the achievement of certain identified target performance goals established for the Company and the Executive by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) for each applicable fiscal year during the Employment Term (the “Annual Performance Bonus”). One-third of such an annual target performance-based bonus opportunity shall be payable subject to the achievement of certain identified target performance goals established for the Executive by the Company (the “Quarterly Performance Bonus”). The Quarterly Performance Bonus shall be payable in quarterly amounts based on the Executive’s performance towards such goals during each applicable quarter. The Annual Performance

3 Bonus and the Quarterly Performance Bonus are collectively referred to herein as the “Target Performance Bonus”. (B) Timing of Payment. The Target Performance Bonus shall be paid in accordance with the terms of any plan governing Executive’s Target Performance Bonus then in effect, but in all events during the fiscal year following the end of the fiscal year to which the Target Performance Bonus relates. (C) Conditions to Payment. To be eligible to receive the Quarterly Performance Bonus, the Executive must (I) remain continuously employed with and by the Company (or any member of the Company Group) through the last day of the quarter to which the Quarterly Bonus relates, and (II) be in good standing with the Company (and all members of the Company Group) (i.e., not under any type of performance improvement plan, disciplinary suspension, final warning, or the like) as of the last day of the quarter to which the Quarterly Bonus relates. To be eligible to receive the Annual Performance Bonus, the Executive must (I) remain continuously employed with and by the Company (or any member of the Company Group) through the last day of the fiscal year to which the Annual Performance Bonus relates, and (II) be in good standing with the Company (and all members of the Company Group) (i.e., not under any type of performance improvement plan, disciplinary suspension, final warning, or the like) as of the last day of the fiscal year to which the Annual Performance Bonus relates. Because any Annual Performance Bonus or Quarterly Performance Bonus is assessed based on the totality of satisfying target performance goals for the entire quarter or fiscal year respectively, it cannot be prorated. Therefore, unless otherwise provided in this Agreement, if the Executive’s employment terminates prior to the last day of the quarter or fiscal year to which the respective bonus relates, the Executive shall not be entitled to any such bonus. (ii) Annual Equity Awards. For each fiscal year during the Employment Term, the Executive will be eligible for an annual equity award (“Annual Equity Award”) determined under the equity grant policies established by the Compensation Committee, taking into consideration current market practice, affordability, and performance, as well as other factors determined by the Compensation Committee to be relevant, which Annual Equity Award shall be subject to the underlying terms and conditions of the Company’s then current equity incentive plan (“Equity Incentive Plan”). The Executive must be employed by the Company at the time the Compensation Committee authorizes Annual Equity Awards during any such fiscal year to be eligible for an Annual Equity Award for such fiscal year. Annual Equity Awards may be in the form of stock options, restricted stock, restricted stock units, performance shares, performance units, or any other equity award that is permitted pursuant to the Equity Incentive Plan. Executive must sign the applicable award agreement to receive the Annual Equity Award. (c) Benefit Plans. During the Executive’s employment with the Company, the Executive shall be eligible for participation in any and all benefit plans of general application to the executives and/or employees of the Company Group (collectively, the “Benefit Plans”), including by way of example only, retirement arrangements, welfare benefit plans, practices, policies, and programs (including, if applicable, medical, dental, disability, employee life, group life, and accidental death insurance plans and programs), and other employee benefits plans, that are maintained by, contributed to, or participated in by the Company, subject in each instance to the underlying terms and conditions (including plan eligibility provisions) of such plans, practices,

4 policies, and programs; provided that the Executive shall not be entitled to participate in any severance program or policy of the Company Group except as specifically set forth herein. (d) Expenses. Subject to Section 24 below, during the Executive’s employment with the Company, the Executive shall be entitled to reimbursement of all documented reasonable business expenses incurred by the Executive in accordance with the policies, practices, and procedures of the Company applicable to employees of the Company, as in effect from time to time. (e) Fringe Benefits. During the Employment Term, the Executive shall be eligible to receive such fringe benefits and perquisites as are provided by the Company, in its sole discretion, to its executives and/or employees from time to time, in accordance with the policies, practices, and procedures of the Company. (f) Paid Time Off. During the Employment Term, the Executive shall be entitled to paid time off, to use as needed, in accordance with the plans, policies, programs, and practices of the Company applicable to its executives, and, in each case, subject to the prior written consent of the Chief Finance Officer . (g) Withholding Taxes. All forms of compensation paid or payable to the Executive from the Company or the Company Group, whether under this Agreement or otherwise, are subject to reduction to reflect applicable withholding and payroll taxes pursuant to any applicable law or regulation. 4. Termination. This Agreement and the Executive’s employment with the Company may be terminated in accordance with any of the following provisions. (a) Non-Renewal By Either Party. This Agreement and the Executive’s employment with the Company will terminate upon expiration of the Employment Term following Notice of Non-Renewal provided by either Party to the other Party in accordance with Section 1 hereof. Notice of Non-Renewal given by the Company to the Executive shall constitute a termination of this Agreement by the Company without Cause (as contemplated in Section 4(b)). And any Notice of Non-Renewal given by the Executive to the Company shall constitute a termination by the Executive without Good Reason (as contemplated in Section 4(b)). Upon service of a Notice of Non-Renewal, the Company will have the option of requiring the Executive to immediately vacate the Company’s premises and cease performing the Executive’s duties hereunder. If the Company so elects this option, then the Company will remain obligated to provide the compensation and benefits hereunder to the Executive through the conclusion of the Employment Term, in addition to any payments or benefits due under Section 5. (b) Termination By the Company Without Cause or By The Executive Without Good Reason. The Company may terminate this Agreement and the Executive’s employment with the Company without Cause (as that term is defined in Section 4(c)), and the Executive may terminate this Agreement and the Executive’s employment with the Company without Good Reason (as that term is defined in Section 4(d)), by providing written notice to the other Party at least ninety (90) days prior to the effective date of termination (the “Notice Period”). During the Notice Period, the Executive shall continue to perform the duties of the Executive’s position and

5 the Company shall continue to compensate the Executive as set forth herein. However, notwithstanding the foregoing, if either Party provides the other Party with notice of termination pursuant to this Section 4(b), the Company will have the option of requiring the Executive to immediately vacate the Company’s premises and cease performing the Executive’s duties hereunder. If the Company so elects this option, then the Company will be obligated to provide the compensation and benefits hereunder to the Executive for the duration of the Notice Period, in addition to any payments or benefits due under Section 5. (c) Termination By the Company For Cause. The Company may immediately terminate this Agreement and the Executive’s employment with the Company for Cause, which shall be effective upon delivery by the Company of written notice to the Executive of such termination, subject to any cure period as required herein. For purposes of this Agreement, “Cause” shall mean as defined in the sole discretion of the Company and, with respect to the Executive, shall include, but is not limited to, one or more of the following: (i) indictment of the Executive of the commission of a felony, whether or not such act was committed in connection with the business of the Company Group; (ii) involvement of Executive in any event that disqualifies Executive from employment by the Company in the state in which Executive is licensed or certified by the state cannabis regulatory authority; (iii) the commission of any act or omission that constitutes gross negligence, willful misconduct, misappropriation, embezzlement, material dishonesty, or fraud in connection with the performance of the Executive’s duties and responsibilities hereunder (iv) the commission of any act that materially damages the Company’s public reputation or brings the Company into disrepute; (v) the willful or negligent failure by the Participant to materially perform his/her duties or material failure to comply with any performance improvement plan where the Executive is presented with a performance improvement plan and provided ninety (90) days to cure performance deficiencies identified in the performance improvement plan; (vi) the Executive’s repeated violations of the Company’s personnel policies provided the Executive receives notice of such violations, or the Executive’s material violations of the Company’s personnel policies; or (vii) any material breach of Sections 6 or 7 of this Agreement. (d) Termination by the Executive for Good Reason. The Executive may terminate this Agreement and the Executive’s employment with the Company for Good Reason. “Good Reason” shall mean the occurrence of any of the following events, without the express written consent of the Executive, unless such events are fully corrected in all material respects by the Company within thirty (30) days following written notification by the Executive to the Company: (i) a material diminution in the Executive’s duties/responsibilities; or (ii) a material breach of this Agreement by the Company. The Executive shall provide the Company with a written notice detailing the specific circumstances alleged to constitute Good Reason within ninety (90) days after the Executive first knows of the occurrence of such circumstances, and actually terminate employment within sixty (60) days following the expiration of the Company’s cure period as set forth above. Otherwise, any claim of such circumstances as “Good Reason” shall be deemed irrevocably waived by the Executive.

6 (e) Termination as a Result of Death or Disability of the Executive. This Agreement and the Executive’s employment with the Company shall terminate automatically upon the date of the Executive’s death without notice by or to either Party. This Agreement and the Executive’s employment with the Company shall be terminated upon thirty (30) days’ written notice by the Company to the Executive that the Company has made a good faith determination that the Executive has a Disability. For purposes of this Agreement, “Disability” means the incapacity or inability of the Executive, whether due to accident, sickness, or otherwise, as confirmed in writing by a medical doctor acceptable to the Executive and the Company, to perform the essential functions of the Executive’s position under this Agreement, with or without reasonable accommodation, for an aggregate of 180 days during any twelve (12) month period of the Executive’s employment with the Company. Upon written request by the Company, the Executive shall, as soon as practicable, provide the Company with medical documentation and other information sufficient to enable the Company to determine whether the Executive has a Disability. 5. Obligations of the Company Upon Termination. (a) Termination By the Company Without Cause (Including by Reason of Non- Renewal) or By the Executive For Good Reason. If the Company terminates the Executive’s employment and this Agreement without Cause, or the Executive terminates his/her employment and this Agreement for Good Reason: (i) The Company shall pay the Executive within thirty (30) days after the effective date of termination or by such earlier date if required by applicable law, (A) the aggregate amount of the Executive’s earned but unpaid Base Salary then in effect, (B) incurred but unreimbursed documented reasonable reimbursable business expenses through the date of such termination, and (C) any other amounts due under applicable law, in each case earned and owing through the date of termination (the “Accrued Obligations”), and the Executive’s rights under the Benefit Plans shall be determined under the provisions of the Benefit Plans (the “Other Benefits”). (ii) In addition to the Accrued Obligations and the Other Benefits, the Company shall pay to the Executive the amount of any Annual Bonus earned, but not yet paid, with respect to the fiscal year prior to the fiscal year in which the date of termination of the Executive’s employment with the Company occurs (the “Earned Annual Bonus”), which such payment shall be made to the Executive in accordance with Section 3(b) hereof. (iii) In addition to the Accrued Obligations, the Other Benefits and the Earned Annual Bonus, subject to (A) Section 5(c) below, (B) the Executive timely signing, delivering, and not revoking the Release (as defined in this Section 5(a)(iii)), and (C) the Executive’s compliance with the Executive’s post-termination obligations in Sections 6, 7, 8, 9and 10 hereof following the termination of the Executive’s employment with the Company, the Executive shall be entitled to receive the following additional benefits: 1. Severance equal to the sum of: (a) ½ times the sum of the Base Salary in effect on the date of termination plus the greater of the Target Performance Bonus opportunity for the current fiscal year and the actual Target Performance Bonus paid during the prior fiscal year and (b) a prorated Target Performance Bonus for the current fiscal year (calculated

7 as the target Bonus that would have been payable for the entire fiscal year assuming target was met, multiplied by a fraction, the numerator of which is equal to the number of days the Executive worked in the applicable fiscal year, and the denominator of which is equal to the total number of days in such fiscal year) (the “Severance”), which shall be payable in equal installments over a six (6) month period in accordance with the Company’s regular payroll practices and subject to all customary withholding and deductions. 2. If the Executive timely and properly elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company shall pay to the COBRA administrator on the Executive’s behalf the full amount of the COBRA premium due for medical, dental, and vision coverage for the Executive and any of the Executive’s covered dependents which is equivalent to the coverage the Executive maintained prior to termination of the Executive’s employment with the Company (the “COBRA Subsidy”) until the earliest of: (i) the six (6) month anniversary of the Executive’s termination date; and (ii) the date on which the Executive either receives or becomes eligible to receive substantially similar coverage from another employer. The Executive shall bear full responsibility for applying for COBRA continuation coverage, and the Company shall have no obligation to provide the Executive such coverage if the Executive fails to elect COBRA benefits in a timely fashion. Notwithstanding the foregoing, if the Company determines in its sole discretion that it can no longer provide the COBRA Subsidy pursuant to the terms of the Company’s welfare plan or underlying insurance policies or without causing the Company to incur additional expense as a result of noncompliance with applicable law, the Company instead will pay Executive a taxable monthly payment in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue the group health coverage in effect on the date of Executive’s termination for Executive and Executive’s eligible dependents until the earliest of: (i) the six (6) month anniversary of the Executive’s termination date; and (ii) the date on which the Executive either receives or becomes eligible to receive substantially similar coverage from another employer. 3. All issued and unvested Annual Equity Awards shall immediately vest; provided, however, that any Annual Equity Award that is still subject to performance based vesting at the time of such termination shall only vest when and to the extent the Compensation Committee certifies that the performance goals are actually met. It shall be a condition to the Executive’s right to receive the aforementioned additional benefits that the Executive execute and deliver to the Company an effective general release of claims in a form prescribed by the Company, which form shall include, among other customary terms and conditions, the survival of the Executive’s post-termination obligations in Sections 6, 7, 8, 9and 10 of this Agreement following termination of the Executive’s employment with the Company, but shall not include any additional obligations upon the Executive beyond those provided for in, or otherwise inconsistent with, this Agreement (the “Release”), within twenty-one (21) days (or, to the extent required by law, forty-five (45) days) following the date of termination of the Executive’s employment with the Company, and that the Executive not revoke such Release during any applicable revocation period (the combined review period and revocation period hereinafter referred to as the “Consideration Period”). Subject to Section 5(c) below, upon timely execution, delivery and non-revocation of the Release by the Executive, the installment payments of the Severance shall begin on the first normal payroll date that is after the later of (I) the date on

8 which the Executive delivered to the Company the Release signed by the Executive, or (II) the end of any applicable revocation period (unless a longer period is required by law). Notwithstanding the foregoing, if the earliest payment date determined under the preceding sentence is in one taxable year of the Executive and the latest possible payment date is in a second taxable year of the Executive, the first installment payment of Severance shall be made on the first normal payroll date that immediately follows the last date of the Consideration Period. The Executive acknowledges and agrees that if the Executive is found to have breached Sections 6, 7, 8, 9, or 10 of this Agreement, the Executive shall forfeit any unpaid installments of Severance as well as the right to continue receiving the COBRA Subsidy and outplacement services. (b) Termination By the Executive Without Good Reason (Including By Reason of Non-Renewal); Termination By the Company For Cause; Termination Due to Death or Disability of the Executive. If the Executive terminates the Executive’s employment and this Agreement without Good Reason, the Company terminates the Executive’s employment and this Agreement for Cause, or the Executive’s employment and this Agreement terminates due to the Executive’s death or Disability, then the Company’s obligation to compensate the Executive shall in all respects cease as of the date of termination, except that the Company shall provide the Other Benefits and pay to the Executive (or the Executive’s estate in the event of death) (i) the Accrued Obligations within thirty (30) days after the effective date of termination (or by such earlier date if required by applicable law), and (ii) the Earned Annual Bonus, if any, in accordance with Section 3(b) hereof. (c) Termination By the Company Without Cause or By the Executive For Good Reason Within 24 Months Following a Change Control. If the Company terminates the Executive’s employment and this Agreement without Cause, or the Executive terminates his/her employment and this Agreement for Good Reason, within twenty-four (24) months following a Change of Control of the Company, then Executive shall receive the payments and grants described in Section 5(a) above, provided, however, that (i) the Severance contemplated in 5(a)(iii)(1) above shall be equal to the sum of (I) one times the sum of the Base Salary in effect on the date of termination plus the greater of the target amount of the Target Performance Bonus for the current fiscal year and the actual amount of the Target Performance Bonus paid during the prior fiscal year and (II) a prorated Annual Bonus for the current fiscal year (calculated as the amount of the Target Performance Bonus that would have been payable for the entire fiscal year assuming target was met, multiplied by a fraction, the numerator of which is equal to the number of days the Executive worked in the applicable fiscal year, and the denominator of which is equal to the total number of days in such fiscal year), and shall be payable as a lump sum (rather than installments) on the Company’s first regular payroll date following the conclusion of the Consideration Period and (ii) the COBRA Subsidy shall be for a period of twelve (12) months. For purposes of this Agreement, “Change of Control” of the Company is defined as: (i) the date any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding voting securities; (ii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which

9 would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or (iii) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets. Notwithstanding the foregoing provisions of this definition, a transaction will not be deemed a Change of Control unless the transaction qualifies as a “change in control event” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”). (d) Exclusive Benefits. Notwithstanding anything to the contrary set forth herein, except as expressly provided in this Section 5, the Executive shall not be entitled to any additional payments or benefits upon or in connection with the Executive’s termination of employment with the Company. (e) No Mitigation; No Offset. In the event of any termination of the Executive’s employment, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any compensation attributable to any subsequent employment that the Executive may obtain except as specifically provided in this Section 5. 6. Non-Disclosure of Confidential Information. (a) Confidential Information. The Executive acknowledges that in the course of the Executive’s employment with the Company, the Executive previously was provided with, had access to, accessed, and used Confidential Information (as defined herein) of the Company Group. The Executive further acknowledges that in the course of the Executive’s continuing employment with the Company, the Executive will use, have access to, and develop Confidential Information (as defined herein) of the Company Group. For purposes of this Agreement, “Confidential Information” shall mean and include all information, whether written or oral, tangible or intangible (in any form or format), of a private, secret, proprietary, or confidential nature, of or concerning the Company Group or the business or operations of the Company Group, that (i) is disclosed to the Executive or of which the Executive becomes aware as a consequence of his/her employment with the Company; (ii) has value to the Company Group; and (iii) is not generally known outside of the Company Group. “Confidential Information” shall include, without limitation, the following types of information regarding the Company Group: any trade secrets or other confidential or proprietary information which is not publicly known or generally known in the industry; the identity, background, and preferences of any current, former, or prospective clients, suppliers, vendors, referral sources, and business affiliates; pricing and financial information; current and prospective client, supplier, or vendor lists and leads; proposals with prospective clients, suppliers, vendors, or business affiliates; contracts with clients, suppliers, vendors, or business affiliates; marketing plans; brand standards guidelines; proprietary computer software and systems; marketing materials and information; information regarding corporate opportunities; operating and business plans and strategies; research and development; policies and manuals; personnel information of employees that is private and confidential; any information related to the compensation of employees, consultants, agents, or representatives of the Company

10 Group; sales and financial reports and forecasts; any information concerning any product, technology, or procedure employed by the Company Group but not generally known to its current or prospective clients, suppliers, vendors, or competitors, or under development by or being tested by the Company Group; any inventions, innovations, or improvements covered by Section 9 hereof; and information concerning planned or pending acquisitions or divestitures. “Confidential Information” also includes any and all data and information relating to or concerning a third party that otherwise meets the definition set forth above, that was provided or made available to the Company Group by such third party, and that the Company Group has a duty or obligation to keep confidential. Notwithstanding any of the foregoing, the term Confidential Information shall not include information which (A) becomes available to the Executive from a source other than the Company Group or from third parties with whom the Company Group is not bound by a duty of confidentiality, or (B) becomes generally available or known in the industry other than as a result of its disclosure by the Executive. (i) During the course of the Executive’s employment with the Company, the Executive agrees to use the Executive’s reasonable best efforts to maintain the confidentiality of the Confidential Information, including adopting and implementing all reasonable procedures prescribed by the Company Group to prevent unauthorized use of Confidential Information or disclosure of Confidential Information to any unauthorized person. (ii) Other than as contemplated in Section 6(a)(iii) below, in the event that the Executive becomes legally obligated to disclose any Confidential Information to anyone other than to the Company Group, the Executive will provide the Company with prompt written notice thereof so that the Company may seek a protective order or other appropriate remedy and the Executive will cooperate with and assist the Company in securing such protective order or other remedy. In the event that such protective order is not obtained, or that the Company waives compliance with the provisions of this Section 6(a)(ii) to permit a particular disclosure, the Executive will furnish only that portion of the Confidential Information which the Executive is legally required to disclose. (iii) Nothing in this Agreement or any other agreement with the Company containing confidentiality provisions shall be construed to prohibit the Executive from: filing a charge with, participating in any investigation or proceeding conducted by, or cooperating with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state, or local government agency charged with enforcement of any law, rule, or regulation (“Government Agencies”); reporting possible violations of any law, rule, or regulation to any Government Agencies; making other disclosures that are protected under whistleblower provisions of any law, rule, or regulation; or receiving an award for information provided to any Government Agencies. The Executive acknowledges that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and made solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Executive further acknowledges that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret

11 information in the court proceeding, if the individual: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order. (b) Restrictions On Use And Disclosure Of Confidential Information. At all times during the Executive’s employment with the Company and after the Executive’s employment with Company terminates, regardless of the reason for termination, the Executive agrees: (i) not to use or permit use of any Confidential Information on the Executive’s own behalf or on behalf of any person other than the Company Group, and (ii) not to discuss, disclose, transfer, or disseminate any Confidential Information in any manner with or to any person not authorized by the Company to receive such Confidential Information, except as necessary in the performance of the Executive’s duties for the Company Group and for the Company Group’s benefit. (c) Return of Confidential Information and Property. Upon termination of the Executive’s employment with the Company, notwithstanding the reason or cause of termination, and at any other time upon written request by the Company, the Executive shall promptly return to the Company all originals, copies, or duplicates, in any form or format (whether paper, electronic, or other storage media), of the Confidential Information, as well as any and all equipment, and property of the Company Group (including, but not limited to, cell phones, credit cards, and laptop computers if they have been provided to the Executive). The Executive further agrees that after termination of the Executive’s employment with the Company, the Executive shall not retain any copies, notes, or abstracts in any form or format (whether paper, electronic, or other storage media) of the Confidential Information. Any Confidential Information retained in violation of this Agreement remains subject to the restrictions herein, and such restrictions shall survive any termination or expiration of this Agreement. (d) Pursuant to 18 USC § 1833(b), an individual may not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; and/or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order. 7. Non-Competition; Non-Solicitation. (a) Non-Competition. The Executive acknowledges the highly competitive nature of Company Group’s business and, in consideration of the Executive’s employment and continued employment with the Company, access to the Confidential Information, and the payment of the Base Salary and certain benefits by the Company to the Executive pursuant to the terms hereof (which the Executive acknowledges is sufficient to justify the restrictions contained herein), the Executive agrees that during the Executive’s employment with the Company and for a period of two (2) years from the date of termination of the Executive’s employment with the Company for any reason whatsoever (and whether upon notice of the Company or the Executive), the Executive will not engage, directly or indirectly, as a principal, officer, agent, employee, director, member, partner, stockholder (other than via investment in a mutual fund or exchange

12 traded fund, or as the passive holder of less than 2% of the outstanding stock of a publicly-traded corporation), independent contractor, consultant, or advisor, whether with or without compensation or other remuneration, in the Restricted Business (as hereinafter defined) anywhere within the Restricted Area (as hereinafter defined), except on behalf of the Company Group or with the prior written consent of the Company. For purposes of this Agreement, the “Restricted Area” includes any country, state, province, county, or city in which the Company Group (i) conducts business as of the date of termination of the Executive’s employment with the Company or (ii) conducted business within the one-year period prior to the date of termination of the Executive’s employment with the Company. For purposes of this Agreement, “Restricted Business” shall mean the business of manufacturing or selling low THC/CBD cannabinoid products for medicinal or recreational purposes, or the business of providing any other products or services provided by the Company Group as of the date that the Executive’s employment terminates. (b) Non-Solicitation of Employees, Consultants, and Independent Contractors. The Executive agrees that during the Executive’s employment and for a period of two (2) years from the date of termination of the Executive’s employment with the Company for any reason whatsoever (and whether upon notice of the Company or the Executive), the Executive shall not, directly or indirectly (in any capacity, on the Executive’s own behalf or on behalf of any other person or entity): (i) solicit, request, induce, or encourage any employees, consultants, vendors, suppliers or independent contractors of the Company Group to terminate their employment, to cease to be engaged by the Company Group, and/or to terminate or reduce their business relationship with the Company Group, or (ii) solicit, request, or attempt to recruit any employee, consultant or independent contractor of the Company Group to enter into employment or a consulting or independent contractor engagement with any other company. (c) Reasonableness of Restrictive Covenants. The Executive agrees and acknowledges that to assure the Company that the Company Group will retain the value of its operations, it is necessary that the Executive abide by the restrictions set forth in this Agreement. The Executive further agrees that the promises made in this Agreement are reasonable and necessary for protection of the Company Group’s legitimate business interests including, but not limited to, protection of: the Confidential Information; client good will associated with the specific marketing and trade area in which the Company Group conducts its business; the Company Group’s substantial relationships with prospective and existing clients, suppliers, vendors, and referral sources; and a productive and competent and undisrupted workforce. The Executive agrees that the restrictive covenants in this Agreement will not prevent the Executive from earning a livelihood in the Executive’s chosen business, they do not impose an undue hardship on the Executive, and that they will not injure the public. (d) Tolling of Restrictive Period. The time period during which the Executive is to refrain from the activities described in Section 7 of this Agreement will be extended by any length of time during which the Executive is in breach of Section 7 of this Agreement. The Executive acknowledges that the purposes and intended effects of the restrictive covenants would be frustrated by measuring the period of the restriction from the date of termination the Executive’s employment where the Executive failed to honor the restrictive covenant until required to do so by court order.

13 8. Non-Disparagement. The Executive agrees that at all times during and after the Employment Term, the Executive will not make any statements (orally or in writing, including, without limitation, whether in fiction or nonfiction) or take any actions which in any way disparage or defame the Company Group, any of the directors or officers of the Company Group, or the Company Group’s operations, financial condition, prospects, products, or services, or in any way, directly or indirectly, cause or encourage the making of such statements, or the taking of such actions by anyone else. Similarly, the Company agrees that at all times during and after the Employment Term it will not, and, for so long as they remain employed by or associated with the Company Group, any director or officer of the Company Group will not, make any statements (orally or in writing, including, without limitation, whether in fiction or nonfiction) or take any actions which in any way disparage or defame the Executive, or in any way, directly or indirectly, cause or encourage the making of such statements, or the taking of such actions by anyone else. However, nothing in this Agreement shall prohibit the Executive or any director or officer of the Company Group from: exercising protected rights under Section 7 of the National Labor Relations Act; filing a charge with, participating in any investigation or proceeding conducted by, or cooperating with any Government Agencies; testifying truthfully in any forum or before any Government Agencies; reporting possible violations of any law, rule, or regulation to any Government Agencies; or making other disclosures that are protected under whistleblower provisions of any law, rule, or regulation. 9. Intellectual Property. (a) Work Product Owned By the Company. The Executive agrees that the Company or the applicable member of the Company Group (each individually the “Assigned Party”) is and will be the sole and exclusive owner of all ideas, inventions, discoveries, improvements, designs, plans, methods, works of authorship, deliverables, writings, brochures, manuals, know-how, methods of conducting business, policies, procedures, products, processes, software, or any enhancements, or documentation of or to the same, and any other work product in any form or media that the Executive made or makes, conceives, or reduces to practice, individually or jointly with others, in the course of performing the Executive’s duties for the Assigned Party during any past, current, and future employment with the Assigned Party, that is related or pertaining to or connected with the present or anticipated business, products, or services of the Assigned Party (collectively, “Work Products”). (b) Intellectual Property. “Intellectual Property” means any and all (i) copyrights and other rights associated with works of authorship; (ii) trade secrets; (iii) patents, patent disclosures, and all rights in inventions (whether patentable or not); (iv) trademarks, trade names, Internet domain names, and registrations and applications for the registration thereof together with all of the goodwill associated therewith; (v) all other intellectual and industrial property rights of every kind and nature throughout the world and however designated, whether arising by operation of law, contract, license, or otherwise; and (vi) all registrations, applications, renewals, extensions, continuations, divisions, or reissues thereof now or hereafter in effect. (c) Assignment. The Executive acknowledges the Executive’s work and services provided for the Assigned Party and all results and proceeds thereof, including, the Work Products, are works done under the Company Group’s direction and control and have been specially ordered or commissioned by the Company Group. To the extent the Work Products are

14 copyrightable subject matter, they shall constitute “works made for hire” for the Company Group within the meaning of the Copyright Act of 1976, as amended, and shall be the exclusive property of the Assigned Party. Should any Work Product be held by a court of competent jurisdiction to not be a “work made for hire,” and for any other rights, the Executive hereby assigns and transfers to the Assigned Party, to the fullest extent permitted by applicable law, all right, title, and interest in and to the Work Products, including but not limited to all Intellectual Property pertaining thereto, and in and to all works based upon, derived from, or incorporating such Work Products, and in and to all income, royalties, damages, claims, and payments now or hereafter due or payable with respect thereto, and in and to all causes of action, either in law or in equity, for past, present, or future infringement. The Executive hereby waives and further agrees not to assert the Executive’s rights known in various jurisdictions as moral rights and grants the Company Group the right to make changes, as the Company Group deems necessary, in the Work Products. (d) License of Intellectual Property Not Assigned. Notwithstanding the above, should the Executive be deemed to own or have any Intellectual Property that is used, embodied, or reflected in the Work Products, the Executive hereby grants to the Company Group, its successors and assigns, the non-exclusive, irrevocable, perpetual, worldwide, fully-paid, and royalty-free license, with rights to sublicense through multiple levels of sublicenses, to use, reproduce, publish, create derivative works of, market, advertise, distribute, sell, publicly perform, and publicly display and otherwise exploit by all means now known or later developed the Work Products and Intellectual Property. (e) Maintenance; Disclosure; Execution; Attorney-In-Fact. The Executive will, at the request and cost of the Assigned Party, sign, execute, make, and do all such deeds, documents, acts, and things as the Assigned Party and their duly authorized agents may reasonably require to apply for, obtain, and vest in the name of the Assigned Party alone (unless the Assigned Party otherwise directs) letters patent, copyrights, or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same. In the event the Assigned Party is unable, after reasonable effort, to secure the Executive’s signature on any letters patent, copyright, or other analogous protection relating to a Work Product, whether because of the Executive’s physical or mental incapacity or for any other reason whatsoever, the Executive hereby irrevocably designates and appoints the Assigned Party and their duly authorized officers and agents as the Executive’s agent and attorney-in-fact (which designation and appointment shall be (i) deemed coupled with an interest and (ii) irrevocable, and shall survive the Executive’s death or incapacity), to act for and in the Executive’s behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright, or other analogous protection thereon with the same legal force and effect as if executed by the Executive. (f) The Executive’s Representations Regarding Work Products. The Executive represents and warrants that, to the Executive’s knowledge, all Work Products that the Executive makes, conceives, or reduces to practice, individually or jointly with others, in the course of performing the Executive’s duties for Assigned Party under this Agreement are (i) original or an improvement of the Assigned Party’s prior Work Products and (ii) do not include, copy, use, or infringe any Intellectual Property rights of a third party. 10. Cooperation.

15 (a) Disputes/Investigations. The Executive agrees that at all times during the Executive’s employment with the Company and at all times thereafter (including following the termination of the Executive’s employment for any reason), the Executive will cooperate with all reasonable requests by the Company Group for assistance in connection with any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, involving the Company Group that relates to events or occurrences that transpired while the Executive was employed by the Company, including by providing truthful testimony in person in any such action, suit, or proceeding, and by providing information and meeting and consulting with the Company or its representatives or counsel, or representatives of or counsel to the Company Group, at mutually convenient times and as reasonably requested; provided, however, that the foregoing shall not apply to any action, suit, or proceeding involving disputes between the Executive and the Company Group arising under this Agreement or any other agreement. The Company shall reimburse the Executive for any reasonable fees and reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 10, and such cooperation shall be at reasonable times and upon reasonable advance notice. 11. Indemnification. During and after the Employment Term, the Executive shall be entitled to all rights to indemnification available under the by-laws, certificate of incorporation and any director and officer insurance policies of the Company and any indemnification agreement entered into between the Executive and the Company or any member of the Company Group. 12. Severability; Independent Covenants. If any term or provision of this Agreement shall be determined by a court of competent jurisdiction to be illegal, invalid, or unenforceable for any reason, the remaining provisions of this Agreement shall remain enforceable and the invalid, illegal, or unenforceable provisions shall be modified so as to be valid and enforceable and shall be enforced as modified. If, moreover, any part of this Agreement is for any reason held too excessively broad as to time, duration, geographic scope, activity, or subject, it is the intent of the Parties that this Agreement shall be judicially modified by limiting or reducing it so as to be enforceable to the extent compatible with the applicable law. The existence of any claim or cause of action of the Executive against the Company Group (or against any member, shareholder, director, officer, or employee thereof), whether arising out of the Agreement or otherwise, shall not constitute a defense to: (i) the enforcement by the Company Group of any of the restrictive covenants set forth in this Agreement; or (ii) the Company Group’s entitlement to any remedies hereunder. The Executive’s obligations under this Agreement are independent of any of the Company Group’s obligations to the Executive. 13. Remedies for Breach. The Executive acknowledges and agrees that it would be difficult to measure the damages to the Company Group from any breach or threatened breach by the Executive of this Agreement, including but not limited to Sections 6, 7, 8, 9and 10 hereof; that injury to the Company Group from any such breach would be irreparable; and that money damages would therefore be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches or threatens to breach any of the promises contained in this Agreement, the Company Group shall, in addition to all other remedies it may have (including monetary remedies), be entitled to seek an injunction and/or equitable relief, on a temporary or permanent basis, to restrain any such breach or threatened breach without showing or proving any actual damage to the Company Group. Nothing herein shall be construed as a waiver of any right

16 the Company Group may have or hereafter acquire to pursue any other remedies available to it for such breach or threatened breach, including recovery of damages from the Executive. 14. Assignment; Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of any successor or assigns of Company by way of merger, consolidation or sale. The Executive may not assign this Agreement without the written consent of the Company. The Executive agrees that each member of the Company Group is an express third party beneficiary of this Agreement, and this Agreement, including the restrictive covenants and other obligations set forth in Sections 6, 7, 8, 9and 10 hereof, are for each such member’s benefit. The Executive expressly agrees and consents to the enforcement of this Agreement, including but not limited to the restrictive covenants and other obligations in Sections 6, 7, 8, 9and 10 hereof, by any member of the Company Group as well as by the Company Group’s future affiliates, successors, and/or assigns. 15. Attorneys’ Fees and Costs. In any action brought to enforce or otherwise interpret any provision of this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys’ fees and costs from the non-prevailing Party to the action or proceeding, including through settlement, judgment, and/or appeal. 16. Governing Law; Arbitration. (a) Governing Law. This Agreement shall be governed by the laws of the State of Florida, without regard to its choice of law principles, except where federal law applies. (b) Arbitration. The Parties agree that any dispute, controversy, or claim arising out of or related to this Agreement, to the maximum extent allowed by applicable law, shall be submitted to final and binding arbitration administered by JAMS, Inc. (“JAMS”) in accordance with the Federal Arbitration Act and the JAMS Employment Arbitration Rules and Procedures (the “Rules”) then in effect, and conducted in Tallahassee, Florida by a single neutral arbitrator selected in accordance with the Rules. The Rules can be found at wwww.jamsadr.com/rules- employment-arbitration/. In arbitration, the Parties have the right to be represented by legal counsel; the arbitrator shall permit adequate discovery sufficient to allow the Parties to vindicate their claims and may not limit the Parties’ rights to reasonable discovery; the Parties shall have the right to subpoena witnesses, to compel their attendance at hearings, and to cross-examine witnesses; and the arbitrator’s decision shall be in writing and shall contain essential findings of fact and conclusions of law on which the award is based. The arbitrator shall have the power to resolve all disputes and award any type of legal or equitable relief, to the extent such relief is available under applicable law. Further, in any such arbitration proceeding, the prevailing Party shall be entitled to an award of that Party’s reasonable costs and attorney’s fees, unless otherwise prohibited by applicable law. Any award by the arbitrator may be entered as a judgment in any court having jurisdiction in an action to confirm or enforce the arbitration award. Except as necessary to confirm or enforce an award, the Parties agree to keep all arbitration proceedings completely confidential. Notwithstanding the foregoing, either Party may seek preliminary injunctive and/or other equitable relief from a court of competent jurisdiction in support of claims to be prosecuted in arbitration. In the event a dispute, controversy, or claim arising out of or related to this Agreement is found to fall outside of the arbitration provision in this Section 16(b), the

17 Parties agree to submit to the exclusive jurisdiction and venue of the state and federal courts in Leon County, Florida for the resolution of such dispute, controversy, or claim. 17. Mutual Waiver of Jury Trial in Court Proceedings. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND A TRIAL BY JURY FOR ANY CAUSE OF ACTION, CLAIM, RIGHT, ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIP OF THE PARTIES. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE, INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES, THE CONSTITUTION OF ANY STATE, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATION. EACH PARTY HEREBY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING THE RIGHT TO DEMAND TRIAL BY JURY. 18. Waiver. No waiver of any breach or other rights under this Agreement shall be deemed a waiver unless the acknowledgment of the waiver is in writing executed by the Party committing the waiver. No waiver shall be deemed to be a waiver of any subsequent breach or rights. All rights are cumulative under this Agreement. The failure or delay of the Company at any time or times to require performance of, or to exercise any of its powers, rights, or remedies with respect to any term or provision of this Agreement or any other aspect of the Executive’s conduct or employment in no manner (except as otherwise expressly provided herein) shall affect the Company’s right at a later time to enforce any such term or provision. 19. Survival. The Executive’s post-termination rights and obligations and the Company Group’s post-termination rights and obligations under Sections 4 through 26 of this Agreement shall survive the termination of this Agreement and the termination of the Executive’s employment with the Company regardless of the reason for termination; shall continue in full force and effect in accordance with their terms; and shall continue to be binding on the Parties. 20. Independent Advice. The Executive acknowledges that the Company has provided the Executive with a reasonable opportunity to obtain independent legal advice with respect to this Agreement, and that either: (a) the Executive has had such independent legal advice prior to executing this Agreement; or (b) the Executive has willingly chosen not to obtain such advice and to execute this Agreement without having obtained such advice. 21. Entire Agreement. This Agreement constitutes the entire understanding of the Parties relating to the subject matter hereof and supersedes all prior agreements, understandings, arrangements, promises, and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises, and commitments are hereby canceled and terminated. 22. Amendment. This Agreement may not be amended, supplemented, or modified in whole or in part except by an instrument in writing signed by the Party or Parties against whom enforcement of such amendment, supplement, or modification is sought. 23. Notices. Any notice, request, or other document required or permitted to be given under this Agreement shall be in writing and shall be deemed given: (a) upon delivery, if delivered

18 by hand; (b) three (3) days after the date of deposit in the mail, postage prepaid, if mailed by certified U.S. mail; or (c) on the next business day, if sent by prepaid overnight courier service. If not personally delivered by hand, notice shall be sent using the addresses set forth below or to such other address as either Party may designate by written notice to the other: If to the Executive: at the Executive’s most recent address on file with the Company. If to the Company, to: Attn: Chief Legal Officer Trulieve Cannabis Corp. 3494 Martin Hurst Rd. Tallahassee, FL 32312 24. Code Section 409A Compliance. The intent of the Parties is that payments and benefits under this Agreement comply with, or be exempt from, Code Section 409A and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered accordingly. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment that are considered “nonqualified deferred compensation” under Code Section 409A unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, as it relates to “nonqualified deferred compensation,” references to a “termination,” “termination of employment,” or like terms shall mean “separation from service.” With respect to any reimbursement of expenses of, or any provision of in-kind benefits to, the Executive, as specified under this Agreement, such reimbursement of expenses or provision of in-kind benefits shall be subject to the following conditions: (1) the expenses eligible for reimbursement or the amount of in-kind benefits provided in one taxable year shall not affect the expenses eligible for reimbursement or the amount of in-kind benefits provided in any other taxable year, except for any medical reimbursement arrangement providing for the reimbursement of expenses referred to in Section 105(b) of the Code; (2) the reimbursement of an eligible expense shall be made no later than the end of the year after the year in which such expense was incurred; and (3) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit. For purposes of Code Section 409A, Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “within sixty (60) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company. If Executive is a specified employee within the meaning of Code Section 409A(a)(2)(B)(i) and would receive any payment of “nonqualified deferred compensation,” as a result of the Executive’s separation from service, sooner than six (6) months after Executive’s “separation from service” that, absent the application of this Section 24, would be subject to additional tax imposed pursuant to Code Section 409A as a result of such status as a specified employee, then such payment shall instead be payable on the date that is the earliest of (i) six (6) months after Executive’s “separation from service,” or (ii) Executive’s death.

19 25. Code Section 280G. In the event that any payments, distributions, benefits, or entitlements of any type payable to Executive (the “Total Payments”) would (i) constitute “parachute payments” within the meaning of Section 280G of the Code (which will not include any portion of payments allocated to the restrictive covenant provisions of Section 7 hereof that are classified as payments of reasonable compensation for purposes of Section 280G of the Code), and (ii) but for this paragraph would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Total Payments shall be either: (a) provided in full, or (b) provided as to such lesser extent as would result in no portion of such Total Payments being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state, and local income taxes and the Excise Tax, results in Executive’s receipt on an after-tax basis of the greatest amount of the Total Payments, notwithstanding that all or some portion of the Total Payments may be subject to the Excise Tax. Unless the Company and Executive otherwise agree in writing, any determination required under this Section 25 shall be made in writing in good faith based on the advice of a nationally recognized accounting firm selected by the Company (with approval of Executive) (the “Accountants”). In the event of a reduction of benefits hereunder, benefits shall be reduced by first reducing or eliminating the portion of the Total Payments that are payable in cash under Section 5 and then by reducing or eliminating any amounts that are payable with respect to long-term incentives including any equity-based or equity-related awards (whether payable in cash or in kind). For purposes of making the calculations required by this Section 25, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code, and other applicable legal authority. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably require to make a determination under this Section 25, and the Company shall bear the cost of all fees the Accountants charge in connection with any calculations contemplated by this Section 25. 26. Counterparts; Electronic Transmission; Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, including an electronic copy or facsimile, but all of which taken together shall constitute one and the same instrument. The headings used herein are for ease of reference only and shall not define or limit the provisions hereof. [Remainder of this page intentionally left blank; signatures follow.]

20 IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written. COMPANY TRULIEVE CANNABIS CORP. By: /s/ Eric Powers Name: Eric Powers Title: Secretary EXECUTIVE /s/ Brett Walsh Brett Walsh